                                                                   EXHIBIT 4.27

                             J.P. MORGAN CHASE & CO.

                                       and

                                 [WARRANT AGENT]
                                As Warrant Agent

                              ____________________

                                Warrant Agreement

             Up to _______________ ____ Currency [Put/Call] Warrants

                            Expiring _______________

                               Dated as of , 200_

            THIS WARRANT AGREEMENT dated as of __________, 200, between J.P. MORGAN CHASE & CO., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and [WARRANT AGENT], a banking corporation duly incorporated and existing under the laws of the State of New York, as Warrant Agent (the "Warrant Agent"),

            WHEREAS, the Company proposes to sell warrants (the "Warrants" or, individually, a "Warrant") representing the right to receive from the Company the Cash Settlement Value (as defined herein) in U.S. dollars of the right to [purchase] [sell] ____________ at a price of U.S.$ _________; and

            WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer and exercise of the Warrants, and wishes to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and canceled;

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         ISSUANCE OF WARRANTS AND FORM,
                     EXECUTION AND DELIVERY AND REGISTRATION
                          OF GLOBAL WARRANT CERTIFICATE

            SECTION 1.1. Issuance of Warrants; Book Entry Procedures; Successor Directory. (a) The Warrants shall be represented by a single certificate (the "Global Warrant Certificate"). Each Warrant shall represent the right, subject to the provisions contained herein and in the Global Warrant Certificate, to receive the Cash Settlement Value (as defined in paragraph (g) of Section 2.2) of such Warrant. In no event shall Warrantholders (as defined in Section 2.1) be entitled to receive any interest on any Cash Settlement Value (unless the Company shall default in the payment of such Cash Settlement Value). Warrantholders will not be entitled to receive definitive Warrants evidencing the Warrants; provided, however, that if the Depository (as defined in Section 1.1(b)) is at any time unwilling or unable to continue as Depository for the Warrants and a successor Depository is not appointed by the Company within 90 days, the Company will issue Warrants in definitive form and representing all Warrants in exchange for the Global Warrant Certificate. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrants in definitive form and representing all Warrants in exchange for the Global Warrant Certificate. In either instance, and in accordance with the provisions of this Agreement, each Warrantholder will be entitled to have a number of Warrants equivalent to such Warrantholder's beneficial interest in the Global Warrant Certificate registered in its name and will be entitled to physical delivery of such Warrants in definitive form by the Depository Participant (as defined in Section 1.1(c)) through which such Warrantholder's beneficial interest is reflected. The provisions of Section 1.5 shall apply only if and when Warrants in definitive form ("Warrant Certificates") are issued hereunder. Unless the context shall otherwise require, all references in this Agreement to the Global Warrant Certificate shall include the Warrant Certificates in the event that Warrant Certificates are issued.

            (b) The Global Warrant Certificate shall be deposited with the Depository or its agent (the Term "Depository", as used herein, initially refers to The Depository Trust Company ("DTC") and includes any successor depository selected by the Company as provided
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                                                                               2

in Section 1.1(d)) for credit to the accounts of the Depository Participants as shown on the records of the Depository from time to time.

            (c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depository. The Warrant holdings of Depository Participants will be recorded on the books of the Depository. The holdings of customers of Depository Participants will be reflected on the books and records of such Depository Participants and will not be known to the Warrant Agent, the Company or the Depository. "Depository Participants" include securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations that are participants in the DTC system. Access to the Depository's system is also available to others such as banks, dealers and trust companies that clear or maintain a custodial relationship with a Depository Participant, either directly or indirectly. The Global Warrant Certificate will be held by the Depository or its agent. Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in the Global Warrant Certificate or for maintaining, reviewing or supervising any records relating to such beneficial ownership.

            (d) The Company may from time to time select a new entity to act as Depository and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided in Section 1.4 as promptly as possible. Appropriate changes may be made in the Global Warrant Certificate, the notice of exercise and the related notices delivered in connection with an exercise of Warrants to reflect the selection of the new Depository.

            SECTION 1.2. Form, Execution and Delivery of Global Warrant Certificate. The Global Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depository, or to conform to usage. The Global Warrant Certificate shall be executed on behalf of the Company by [the Chairman of the Board, the President, any Vice Chairman, any Managing Director, or any Vice President and by the Secretary or any Assistant Secretary,] either manually or by facsimile signature, under its corporate seal which may be a facsimile and which may, but need not, be attested. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of the Global Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

            In case any officer of the Company who shall have signed the Global Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Global Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Global Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Global Warrant Certificate had not ceased to be such officer of the Company; and the Global Warrant

Certificate may be executed on behalf of the Company by such persons as, at the actual date of the execution of such Global Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

            SECTION 1.3. Global Warrant Certificate. One or more Global Warrant Certificates relating in the aggregate to no more than _________ Warrants originally issued may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement. The Warrant Agent is authorized, upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall countersign and deliver the Global Warrant Certificate to or upon the written order of the Company.

            The Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Company of additional Warrants; provided, however, that in no event shall the number of Warrants represented by the Global Warrant Certificate exceed _______________ originally issued. To effect such an exchange, the Company shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Company as provided in Section 1.2. The Warrant Agent shall countersign the new Global Warrant Certificate as provided in this Section 1.3 and, upon a written order of the Company, shall deliver the new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository and return the canceled Global Warrant Certificate to the Company.

            SECTION 1.4. Registration of Transfers and Exchanges. Except as otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in the records of the Warrant Agent only to the Depository, to a nominee of the Depository, to a successor Depository, or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly signed by the registered holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon any such registration of transfer, the Company shall execute and the Warrant Agent shall countersign and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Unexercised Warrants (as defined in Section 2.3(a)) as evidenced by the Global Warrant Certificate at the time of such registration of transfer.

            The Global Warrant Certificate may be transferred as provided above at the option of the holder thereof when surrendered to the Warrant Agent at its office or agency maintained for the purpose of transferring and exercising the Warrants, which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), and which is, on the date of this Agreement, __________________, New York, New York ________, Attention:
______________________, or at the office of any successor

Warrant Agent as provided in Section 5.3, for another Global Warrant Certificate of like tenor and representing a like number of Unexercised Warrants.

            SECTION 1.5. Warrant Certificates. Any Warrant Certificate issued in accordance with Section 1.1(a) shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are desirable for individual Warrant Certificates, and may represent any integral multiple of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed or of the Depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Global Warrant Certificate.

            Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent, which shall manually countersign and deliver the same to or upon the written order of the Company. Each Warrant Certificate shall be dated the date of its countersignature.

            No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

            Warrant Certificates delivered in exchange for the Global Warrant Certificate shall be registered in such names and addresses (including tax identification numbers) and in such denominations as shall be requested in writing by the Depository or its nominee in whose name the Global Warrant Certificate is registered, upon written certification to the Company and the Warrant Agent in form satisfactory to each of them of a beneficial ownership interest in the Global Warrant Certificate.

            The Company shall cause to be kept at an office of the Warrant Agent in New York City a register (the register maintained in such office and in any other office or agency maintained by or on behalf of the Company for such purpose being herein sometimes collectively referred to as the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers of Warrant Certificates. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Warrant Certificates and transfers of Warrant Certificates as herein provided.

            For purposes of this Section 1.5, a "Holder" of a Warrant Certificate at any particular time is the person in whose name such Warrant Certificate is registered in the Warrant Register at such time.

            Upon surrender for registration of transfer of any Warrant Certificate at an office or agency of the Company maintained for such purpose, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number.

            At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of any authorized denominations and representing Warrants of a like aggregate number, upon surrender of the Warrant Certificates to be exchanged at such office or agency. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

            All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations of the Company, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange.

            Every Warrant Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

            If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and the Warrant Agent shall countersign and deliver in exchange therefor a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

            If there shall be delivered by a Warrantholder to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless and (iii) funds sufficient to cover any cost or expense to the Company (including any fees charged by the Warrant Agent) relating to the issuance of a new Warrant Certificate, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Warrant Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor representing Warrants of a like number and bearing a number not contemporaneously outstanding.

            In case the Warrants evidenced by any such mutilated, destroyed, lost or stolen Warrant Certificate have been or are about to be exercised, or deemed to be exercised, the Company in its discretion may, instead of issuing a new Warrant Certificate, treat the same as if it had received written irrevocable notice of exercise in good form in respect thereof, as provided herein.

            Every new Warrant Certificate issued pursuant to this Section 1.5 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

            The provisions of this Section 1.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

            Prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the person in whose name such Warrant Certificate is registered as the owner of such Warrant Certificate for all purposes hereunder whatsoever, whether or not such Warrant Certificate be exercised or deemed to be exercised and neither the Company, the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by notice to the contrary.

            All Warrant Certificates surrendered for exercise or registration of transfer or exchange shall, if surrendered to any person other than the Warrant Agent, be delivered to the Warrant Agent and shall be promptly canceled by it. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly canceled by the Warrant Agent. No Warrant Certificates shall be countersigned in lieu of or in exchange for any Warrant Certificates canceled as provided in this Section 1.5, except as expressly permitted by this Warrant Agreement. All canceled Warrant Certificates held by the Warrant Agent shall be disposed of as directed by the Company.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANTS

            SECTION 2.1. Duration of Warrants; Minimum Exercise Amounts; Notice of Exercise. Subject to the limitations described herein, each Warrant evidenced by the Global Warrant Certificate may be irrevocably exercised in whole but not in part on any New York Business Day from its date of issuance until 3:00 P.M., New York City time, five New York Business Days prior to the earliest to occur of (i) _____(the "Expiration Date") or (ii) automatic exercise as provided in
Section 2.3. Except in the case of automatic exercise, each Warrant may be exercised by written notice to the Warrant Agent from Depository Participants acting on behalf of the beneficial owners of Warrants (each a "Warrantholder"); provided, however, that notices of exercise are subject to rejection by the Warrant Agent as provided herein. Not fewer than ____Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on the Expiration Date or earlier automatic exercise as provided in Section 2.3. Irrevocable notice of exercise to the Warrant Agent shall be substantially in the form set forth in Exhibit B hereto and shall be sent to the Warrant Agent in writing (which shall include facsimile transmissions) at its address as set forth in such form of notice or at such other address as the Warrant Agent may specify from time to time. As used herein, "New York Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in New York City are required or authorized by law or executive order to be closed. Except as provided in Section 2.2(b)(i), the Warrant Agent shall be entitled to rely conclusively on any notice of exercise received by it with no duty of inquiry by the Warrant Agent.

            SECTION 2.2. Exercise and Delivery of Warrants. (a) Except in the case of automatic exercise on the Expiration Date or earlier automatic exercise as provided in Section 2.3 and subject to Section 2.2(b)(i), the exercise date (the "Exercise Date") for a Warrant shall be the New York Business Day next succeeding the date on which the Warrant Agent has received written irrevocable notice of exercise in good form at or prior to 3:00 P.M., New York City time; and if the Warrant Agent shall receive such notice of exercise after 3:00 P.M., New York City time on such date, such notice shall be deemed to have been received at or prior to 3:00 P.M., New York City time, on the next succeeding New York Business Day, and in such event the Exercise Date shall be the second New York Business Day succeeding the date on which the Warrant Agent actually received such notice of exercise. Any notice of exercise received after 3:00 P.M., New York City time, on the fifth New York Business Day preceding the earlier to occur of (i) the Expiration Date or (ii) the date on which the Warrants are delisted or permanently suspended from trading on the [National Securities Exchange] (or any successor national securities exchange) and not accepted at the same time for listing on another national securities exchange shall be void and of no effect and shall be deemed not to have been delivered.

            (b) Following receipt of a written irrevocable notice of exercise in good form, the Warrant Agent shall: (i) promptly determine whether the notice of exercise has been duly completed and is in proper form and promptly verify that the entity that executed such notice is listed as a Depository Participant in the most recent published edition of DTC's Eligible Corporate Securities Book (or comparable publication of a successor Depository) and, if such entity is not listed therein, the Warrant Agent shall make reasonable efforts to obtain telephonic verification from DTC's Planning Department (telephone no. 709-1000) (or comparable department of a successor Depository) that such entity is a Depository Participant and if the Warrant Agent is unable through the above-described procedures to verify that such entity is a Depository Participant or if the Warrant Agent determines that the notice of exercise has not been duly completed or is not in proper form, the Warrant Agent shall reject the notice of exercise and shall send to the entity that executed such notice of exercise a notice of rejection in the form included in Exhibit B hereto; (ii) notify the Company by 5:00 P.M., New York City time, on the New York Business Day such notice of exercise is received (or deemed to have been received) of the number of Warrants in respect of which exercise notices, not rejected as described above, were received after 3:00 P.M., New York City time, on the preceding New York Business Day and at or prior to 3:00 P.M., New York City time, on such date; (iii) obtain the Spot Rate (as defined in Section 2.2(g) from the Spot Rate Reference Bank (as defined in Section 2.2(g) as of the Exercise Date and determine the Cash Settlement Value of the exercised Warrants in the manner described in Section 2.2(g); (iv) advise the Company by 5:00 P.M., New York City time, on the Exercise Date of the amount payable in respect of the exercise of such Warrants, and of the Spot Rate and Cash Settlement Value with respect to such Warrants, and send notice of confirmation of exercise in the form set forth in Exhibit B hereto to such Depository Participant; and (v) promptly deliver a copy of such notice of exercise to the

Company and advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.2 or Section 2.3 shall be by telephone and shall be promptly confirmed in writing.

            (c) Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time on the second New York Business Day (the "Settlement Date") following an Exercise Date of Warrants, the Warrant Agent will be responsible for making its payment available to the Depository in the form of a treasurer's check or official bank check in New York Clearing House Funds, after 3:00 P.M., New York City time, but prior to the close of business, on such Settlement Date, such payment to be in the amount of the aggregate Cash Settlement Value in respect of such exercised Warrants for which delivery has been accepted by the Warrant Agent; provided, however, if such Settlement Date is a day on which banking institutions in [Foreign City] are authorized or required by law or executive order to close, such Settlement Date shall be the next succeeding New York Business Day on which banking institutions in [Foreign City] are not authorized or required by law or executive order to close. The Depository shall be responsible for crediting the Cash Settlement Value of such Warrants to the Depository Participant.

            (d) The Warrant Agent shall cause its records, which may be kept electronically to be marked to reduce the number of Warrants evidenced by the Global Warrant Certificate, by the number of Warrants delivered to the Warrant Agent's Depository Participant Account (entitled "_______" No. __, or such other account of the Warrant Agent at the Depository as the Warrant Agent shall designate in writing to the Company (the "Warrant Account"), and for which payment has been made as provided in Section 2.2(c) promptly after such delivery and payment.

            (e) If any Depository Participant fails to deliver Warrants with respect to which it delivered an accepted notice of exercise (a "Failed Delivery") by 11:30 A.M., New York City time, on the Settlement Date therefor, the Warrant Agent (i) shall notify the Company (and, if requested by the Company in writing, a designated agent of the Company) of such Failed Delivery and the number of Warrants to which it relates by 1:00 P.M., New York City time, on such Settlement Date by telephone, promptly confirmed in writing by transmitting to the Company (by telecopy or other similar rapid communication system) a copy of the notice of exercise to which such Failed Delivery relates (the "Failed Exercise Notice"), and (ii) unless the Warrant Agent receives notice from the Company to the contrary, shall, commencing at 1:00 P.M., New York City time, on such Settlement Date until such time, if any, as such Failed Delivery is covered by the Company pursuant to Section 2.2(f), reject any attempted delivery by such Depository Participant that executed the Failed Exercise Notice (1) if the reference number assigned by the Warrant Agent to such Failed Exercise Notice is contained in the information relating to such delivery set forth on the Warrant Agent's Depository Participant terminal screen or (2) if no reference number is contained in such information unless the Warrant Agent verifies that such delivery does not relate to such Failed Exercise Notice (or any other Failed Exercise Notice), which verification the Warrant Agent may, but is not required, to undertake. Warrants with respect to which a Failed Delivery occurred that are subsequently delivered to the Warrant Account may be accepted by the Warrant Agent if delivered by 1:00 P.M., New York City time, on the Settlement Date therefor or if so directed by the Company. If Warrants with respect to which a Failed Delivery occurred are subsequently delivered (otherwise than pursuant to Section

2.2(f) in compliance with the preceding sentence, the Warrant Agent shall be responsible for making its cashier's check or official bank check available to the Depository in accordance with the standard procedures of the Depository than in effect, provided that the Company has made adequate funds available to the Warrant Agent as provided in paragraph (c) of this Section. If such delivery occurs after 1:00 P.M., New York City time, on the Settlement Date for such Warrants, the Warrant Agent shall promptly notify the Company of such delivery by telephone confirmed in writing and the rights of the Warrantholder shall be governed by the Failed Exercise Notice and the Warrantholder shall be entitled, upon delivery of the Warrants to which such Failed Exercise Notice relates, to the amount otherwise payable to such Warrantholder with respect to such Warrants on such Settlement Date but for such Failed Delivery. At such times as the Warrants are evidenced by a Global Warrant Certificate, a Failed Delivery shall be deemed to occur as a result of a failure by a Depository Participant to take any action required to effectuate a transfer of the Warrants on the records of the Depository.

            (f) In the case of any such Failed Delivery, the Company, on the behalf and at the expense of the Depository Participant to which the Failed Delivery relates, shall have the right at any time to purchase or cause to be purchased, on the [National Securities Exchange] or such other national security exchange on which the Warrants are then listed, Warrants in an amount equal to the number of Warrants with respect to which such Failed Delivery occurred and to cause such Warrants to be delivered free to the Warrant Account on behalf of such Depository Participant in satisfaction of such Depository Participant's obligation to deliver the Warrants with respect to which the Failed Delivery occurred; provided, however, that the Depository Participant shall remain liable to the Company as provided in the notice of exercise. If the Company elects to cause delivery of Warrants to occur as provided above, the Company shall notify the Warrant Agent by 5:00 P.M., New York City time, on the New York Business Day preceding the New York Business Day on which such Warrants will be delivered free to the Warrant Account, of the name, address, telephone number, facsimile number and Depository Participant number of the Depository Participant through which such Warrants will be delivered to the Warrant Account (which shall not be the Depository Participant to which the Failed Delivery relates). Upon receipt of such Warrants in the Warrant Account, the Warrant Agent shall (i) cause its records to be marked to reduce the number of Warrants represented by the Global Warrant Certificate by the number of such Warrants so delivered to the Warrant Account and (ii) credit to such account of the Company as the Company may designate from time to time to the Warrant Agent, the aggregate Cash Settlement Value of the Warrants with respect to which the Failed Delivery occurred. Thereafter, such Depository Participant shall look only to the Company for any payment which it may be entitled to receive and all liability with respect thereto of the Warrant Agent thereupon shall cease.

            (g) Except as provided in Section 2.3, "Cash Settlement Value" of an exercised Warrant is an amount stated in U.S. dollars which is the greater of
(i) zero and (ii) the amount computed by subtracting [from ](1) [ from](2) an amount equal to ___times a fraction, the numerator of which is the Spot Rate on the Exercise Date and the denominator of which is ____(the "Strike Price"). The "Spot Rate" on such Exercise Date shall mean the offered spot rate of ____U.S. dollars for [Foreign Currency] as quoted by ________(the "Spot Rate

__________________

(1)  in the case of Put Warrants

(2)  in the case of Call Warrants

Reference Bank", which term, as used herein, includes any successor reference bank selected by the Company) at 10:00 A.M., New York City time, on such date or, if such bank is not quoting such rate at such time, the rate quoted by such other leading bank in the foreign exchange markets as may be selected by the Company in good faith and notified in writing to the Warrant Agent. The Spot Rate shall be calculated to four decimal places. References in this Agreement to "U.S. dollars", "U.S.$" or "$" are to the currency of the United States of America. References to "[Foreign Currency]" or "[Foreign Currency Symbol]" are to the currency of [Foreign Country].

            SECTION 2.3. Automatic Exercise of the Warrants. (a) All Warrants with respect to which no accepted notice of exercise in good form has been received by the Warrant Agent (the "Unexercised Warrants") by 3:00 P.M., New York City time, on the fifth New York Business Day preceding the earliest to occur of (i) the Expiration Date, and (ii) the date on which the Warrants are delisted from or permanently suspended from trading on the [National Securities Exchange] (or any successor national securities exchange) and not accepted at the same time for listing on another national securities exchange, will be automatically exercised on such Expiration Date or the date of such delisting or permanent suspension from trading, without any required delivery of notice of exercise from any relevant Depository Participant to the Warrant Agent. The Company will advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred but in no event will notice of such delisting or suspension be given to the Warrant Agent later than 9:00 A.M., New York City time, on the New York Business Day preceding the date that such delisting or suspension occurs.

            (b) By 5:00 P.M., New York City time, on the fifth New York Business Day preceding the Expiration Date, the Warrant Agent shall advise the Company of the number of Unexercised Warrants outstanding after 3:00 P.M., New York City time, on such date. The Warrant Agent shall obtain the Spot Rate on the New York Business Day following the Expiration Date. By 5:00 P.M., New York City time, on the New York Business Day following the Expiration Date, the Warrant Agent shall (i) determine and advise the Company of the Cash Settlement Value (determined in the manner provided in Section 2.2(g), except that the Spot Rate shall be the Spot Rate on the New York Business Day following the Expiration Date) of the Unexercised Warrants evidenced by the Global Warrant Certificate, and (ii) advise the Company of such other matters relating to the Unexercised Warrants as the Company shall reasonably request. Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner which shall, in no event, be later than 12:00 noon, New York City time, on the third New York Business Day following the Expiration Date, the Warrant Agent will be responsible for making its treasurer's check or an official bank check in New York Clearing House Funds available to the Depository against receipt by the Warrant Agent from the Depository of the Global Warrant Certificate after 12:00 noon, New York City time, but prior to the close of business on such third New York Business Day following the Expiration Date, such check to be in the amount of the aggregate Cash Settlement Value in respect of the number of Unexercised Warrants evidenced by the Global Warrant Certificate that have been automatically exercised; provided, however, if such Settlement Date is a day on which banking institutions in [Foreign City], are authorized or required by law or executive order to close, such Settlement Date shall be the next succeeding New York Business Day on which banking institutions in [Foreign City] are not authorized or required by law or executive order to close. The Warrant Agent shall promptly cancel the Global Warrant Certificate and deliver it to the Company.

            (c) Following receipt by the Warrant Agent of notification from the Company that delisting of the Warrants or suspension of trading of the Warrants has occurred on the [National Securities Exchange] or any successor national securities exchange) and provided the Warrants have not been at the same time accepted for listing on another national securities exchange, the Warrant Agent shall (i) advise the Company promptly thereafter of the number of Unexercised Warrants outstanding at 3:00 P.M., New York City time, on the fifth New York Business Day preceding the date of such delisting or suspension, (ii) obtain the Spot Rate on the New York Business Day following the date of such delisting or suspension, (iii) advise the Company of such Spot Rate, (iv) by 5:00 P.M., New York City time, on the New York Business Day following the date of such delisting or suspension, determine and advise the Company of the Cash Settlement Value (determined in the manner provided in Section 2.2(g), except that the Spot Rate shall be the Spot Rate on the New York Business Day following the date of such delisting or suspension) of the Unexercised Warrants evidenced by the Global Warrant Certificate and (v) advise the Company of such other matters relating to the Unexercised Warrants as the Company shall reasonably request. Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner which shall, in no event, be later than 12:00 noon, New York City time, on the third New York Business Day following the date of such delisting or suspension, the Warrant Agent will be responsible for making its treasurer's check or an official bank check in New York Clearing House Funds available to the Depository against receipt by the Warrant Agent from the Depository of the Global Warrant Certificate after 12:00 noon, New York City Time, but prior to the close of business on such third New York Business Day following such delisting or suspension, such check to be in the amount of the aggregate Cash Settlement Value of the number of Unexercised Warrants evidenced by the Global Warrant Certificate that have been automatically exercised; provided, however, if such Settlement Date is a day on which banking institutions in [Foreign City] are authorized or required by law or executive order to close, such Settlement Date shall be the next succeeding New York Business Day on which banking institutions in [Foreign City] are not authorized or required by law or executive order to close. The Warrant Agent shall promptly cancel the Global Warrant Certificate and deliver it to the Company.

            (d) The Company will notify the Warrantholders, or will cause the Warrantholders to be notified, as promptly as is practicable of any expected delisting or suspension of trading of the Warrants.

            (e) Notwithstanding anything to the contrary in this Section 2.3, any Warrant as to which a Failed Delivery shall have occurred and which shall be outstanding shall be deemed to be an Unexercised Warrant under this Agreement, including, but not limited to, Section 2.3(a), (b) and (c). For purposes of any calculation of the number of Unexercised Warrants as of any date prior to or following the time of such Failed Delivery all such Warrants as to which a Failed Delivery shall have occurred and which shall be deemed outstanding shall be included in such number of Unexercised Warrants.

            SECTION 2.4. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that it will not seek the delisting of the Warrants, or suspension of their trading on, the [National Securities Exchange] unless the Company has, at the same time, arranged for listing on another national securities exchange.

            SECTION 2.5. Return of Global Warrant Certificate. At such time as all of the Warrants have been exercised, deemed automatically exercised or otherwise canceled, the Warrant Agent shall return the canceled Global Warrant Certificate to the Company.

            SECTION 2.6. Return of Money Held Unclaimed for Two Years. Any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value shall have become due and payable, shall be repaid by the Warrant Agent to the Company and the holder of such Warrants shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided, however, that the Warrant Agent, before making any such repayment, may at the expense of the Company notify the Warrantholders concerned as provided in Section 6.4 that said money has not been so applied and remains unclaimed and that after a date named therein any unclaimed balance of said money then remaining will be returned to the Company.

            SECTION 2.7. Designation of Agent for Receipt of Notice. The Company may from time to time designate in writing to the Warrant Agent a designee for receipt of all notices required to be given by the Warrant Agent pursuant to this Article II and all such notices thereafter shall be given in the manner herein provided by the Warrant Agent to such designee.

                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO

                                RIGHTS OF HOLDERS

            SECTION 3.1. Holder of Warrant May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Warrant Agent, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise, and to receive payment for, his Warrants as provided in the Global Warrant Certificate and in this Agreement.

            SECTION 3.2. Merger, Consolidation, Sale, Transfer or Conveyance. If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all or substantially all of the assets of the Company, then in any such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrants as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants and, in the event of any such sale, transfer, conveyance (other than by way of lease) or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, a new Global Warrant Certificate representing the Warrants not theretofore exercised, in exchange and substitution for the Global Warrant Certificate theretofore issued. Such Global Warrant Certificate shall in all respects have the same legal rank and benefit under this Agreement as the Global Warrant Certificate theretofore issued in accordance with the terms of this Agreement as though such new Global Warrant Certificate had been issued at the date of the execution hereof. In any case of any such consolidation, merger, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Global Warrant Certificate as may be appropriate.

            The Warrant Agent shall be entitled to receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.2 and that the assumption of this Agreement by the successor or assuming corporation is effective.

                                   ARTICLE IV

                            CANCELLATION OF WARRANTS

            SECTION 4.1. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company and upon written notification to the Warrant Agent, be surrendered free through a Depository Participant for credit to the Warrant Account and if so credited the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent.

            SECTION 4.2. Treatment of Holders. The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the person in whose name the Global Warrant Certificate shall be registered in the records of the Warrant Agent as the absolute owner of such Global Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary, except that the Warrant Agent and the Company shall be entitled to rely on and act pursuant to instructions of Depository Participants as contemplated by Article II of this Agreement. This Section 4.2 shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

            SECTION 5.1. Warrant Agent. The Company hereby appoints [Warrant Agent] as Warrant Agent of the Company in respect of the Warrants and the Global Warrant Certificate upon the terms and subject to the conditions set forth herein and in the Global Warrant Certificate; and [Warrant Agent] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Global Warrant Certificate and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

            SECTION 5.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and of the Global Warrant Certificate, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

            (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent without gross negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder or with respect to the Global Warrant Certificate, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

            (b) In acting under this Warrant Agreement and in connection with the Global Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

            (c) The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

            (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Global Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Warrantholders or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under the Indenture.

            (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Global Warrant Certificate.

            (g) The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or the Global Warrant Certificate.

            (h) The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Global Warrant Certificate contained (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

            (i) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Global Warrant Certificate specifically set forth and no implied duties or obligations shall be read into this Agreement or the Global Warrant Certificate against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of the Global Warrant Certificate countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Global Warrant Certificate or in the case of the receipt of any written demand from a Warrantholder with respect to such default, except as provided in Section 6.2 hereof, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

            SECTION 5.3. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the Warrantholders from time to time, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until moneys for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.6, whichever occurs earlier.

            (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent, and acceptance of such appointment by such successor Warrant Agent, as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent and shall survive the termination of this Agreement.

            (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

            (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

            (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

            SECTION 5.4. Payment of Taxes. The Company will pay all stamp and other duties, if any, to which, under the laws of the United States of America, this Agreement or the original issuance of the Global Warrant Certificate may be subject.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.1. Amendment. (a) This Agreement and the Global Warrant Certificate may be amended by the Company and the Warrant Agent, without the consent of the holder of the Global Warrant Certificate or the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, for the purpose of appointing a successor Depository in accordance with paragraph (d) of Section 1.1, for the purpose of issuing Warrants in definitive form in accordance with paragraph (a) of Section 1.1, or in any other manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Warrantholders. Notwithstanding anything to this Section 6.1 to the contrary, this Agreement may not be amended to provide for the countersigning by the Warrant Agent of one or more Global Warrant Certificates evidencing in excess of __________ Warrants originally issued.

            (b) The Company and the Warrant Agent may modify or amend the Warrant Agreement and the Global Warrant Certificate, with the consent of the Warrantholders holding not fewer than a majority in number of the then outstanding Unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Strike Price in the case of a Call Warrant, or decreases the Strike Price in the case of a Put Warrant, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants the consent of the Warrantholders of which is required for modification or amendment of this Agreement or the Global Warrant Certificate may be made without the consent of each Warrantholder affected thereby. Prior to the issuance of any Warrant Certificates pursuant to Section 1.1(a), the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in Global Warrant Certificate. Such certification may be provided by Depository Participants acting on behalf of such beneficial owners of Warrants, provided that any such certification is accompanied by a certification from the Depository as to the Warrant holdings of such Depository Participants.

            SECTION 6.2. Notice and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by any Warrantholder pursuant to the provisions of the Global Warrant Certificate, the Warrant Agent shall promptly forward such notice or demand to the Company.

            SECTION 6.3. Addresses for Notices. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [Warrant Agent], [Address] (facsimile: ___________________) (telephone:
______________) (telex: ______________), Attention: __________________; any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017 (facsimile: (212) __________) (telephone: (212)
___________) Attention: ___________________________________, (or such other address as shall be specified in writing by the Warrant Agent or the Company, respectively).

            SECTION 6.4. Notices to Holders. The Company or the Warrant Agent may cause to have notice given to the Warrantholders by providing the Depository with a form of notice to be distributed by the Depository to Depository Participants in accordance with the custom and practices of the Depository.

            SECTION 6.5. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York.

            SECTION 6.6. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the [National Securities Exchange] and securities act filings under United States Federal and State laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants, the Global Warrant Certificate and the exercise of the Warrants.

            SECTION 6.7. Persons Having Rights Under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the registered holder of the Global Warrant Certificate and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the registered holder of the Global Warrant Certificate and the Warrantholders.

            SECTION 6.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the registered holder of the Global Warrant Certificate, Depository Participants and Warrantholders.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                          J.P. MORGAN CHASE & CO.

                                          By: _____________________________
                                              Title:

                                          [WARRANT AGENT]

                                          By: _____________________________
                                              Title:

                                                                       EXHIBIT A
                                                                         Page 1


                        EXERCISABLE ONLY IF COUNTERSIGNED
                       BY WARRANT AGENT AS PROVIDED HEREIN

                   No.____                              CUSIP No.

                           GLOBAL WARRANT CERTIFICATE

                                  representing

               up to _______________ Currency [Put/Call] Warrants

                           Expiring _________________

                             J.P. MORGAN CHASE & CO.

            This certifies that CEDE & Co. or registered assigns is the registered holder of __________________ Currency [Put/Call] Warrants (the "Warrants") or such lesser amount as is indicated in the records of [Warrant Agent], as Warrant Agent. Each Warrant entitles the beneficial owner thereof (a "Warrantholder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to receive from J.P. Morgan Chase & Co. (the "Company") the Cash Settlement Value (as defined below) of the right to [sell/purchase] ___________ at a price of U.S.$______________ as further described below. Warrantholders will not be entitled to any interest on any Cash Settlement Value to which they are otherwise entitled (unless the Company shall default in the payment of such Cash Settlement Value). The Warrants may be exercised at or prior to 3:00 P.M., New York City time, on any New York Business Day from their date of issuance until 3:00 P.M., New York City time, on the fifth New York Business Day preceding the earlier to occur of (i) their expiration on ____________ (the "Expiration Date") or (ii) automatic exercise as further described below and as provided in the Warrant Agreement. Except in the case of automatic exercise, not fewer than ______ Warrants may be exercised by or on behalf of any one Warrantholder on any one day. References herein to "U.S. dollars" or "U.S.$" are to the currency of the United States of America. References to "[Foreign Currency]" or "[Foreign Currency Symbol]" are to the currency of [Foreign Country]. The term "New York Business Day", as used herein, means any day other than a Saturday or Sunday or a day on which commercial banks in New York City are required or authorized by law or executive order to be closed.

            This Global Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of _____________ (the "Warrant Agreement"), between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions all beneficial owners of the Warrants evidenced by this Global Warrant Certificate and the holder of this Global Warrant Certificate consent by acceptance hereof by the Depository (as defined below). Copies of the Warrant Agreement are on file at the principal corporate trust office of the Warrant Agent in New York City. Except as provided in the Warrant Agreement, Warrantholders will not be entitled to receive definitive Warrant Certificates evidencing their Warrants. Warrant holdings will be held through a depository selected by the Company which initially is The Depository Trust Company

                                                                       EXHIBIT A
                                                                         Page 2


("DTC" or the "Depository", which term, as used herein, includes any successor depository selected by the Company) as further provided in the Warrant Agreement.

            Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

            The "Cash Settlement Value" of an exercised Warrant will be an amount stated in U.S. dollars which is the greater of (i) zero and (ii) the amount computed by subtracting [from ___________](3) [_______ from](4)

(...continued) an amount equal to ___ times a fraction, the numerator of which is the Spot Rate on the Exercise Date and the denominator of which is ________ (except in the case of automatic exercises as described below). The "Spot Rate" on any date will be the offered spot rate of _________ U.S. dollars for [Foreign Currency] as quoted by _________ at 10:00 A.M., New York City time, on such date or if such bank is not quoting such rate at such time, the rate quoted by such other leading bank in the foreign exchange markets as may be selected by the Company in good faith and notified to the Warrant Agent.

            Subject to the provisions hereof and of the Warrant Agreement, each Warrant shall be deemed to be exercised on the next New York Business Day after the New York Business Day on which the notice of exercise in good form is received by the Warrant Agent at or prior to 3:00 P.M., New York City time, on such date (the "Exercise Date"). If the Warrant Agent receives such notice after 3:00 P.M., New York City time, on such date, such notice shall be deemed to have been received at or prior to 3:00 P.M., New York City time, on the next New York Business Day, and in such event the Exercise Date shall be the second New York Business Day succeeding the date on which the Warrant Agent actually received such notice. Upon receipt of an irrevocable notice of exercise in good order from a Depository Participant on behalf of a Warrantholder, the Warrant Agent will verify that the entity executing the exercise notice is listed as a Depository Participant in the most recent edition of the DTC Eligible Corporate Securities Book (or comparable publication of a successor Depository) and, if such entity is not listed therein, the Warrant Agent will make reasonable efforts to obtain telephonic verification from the Depository that such entity is a Depository Participant and, if the Warrant Agent is unable through the above-described procedures to verify that such entity is a Depository Participant, the Warrant Agent will reject the notice of exercise. If the notice of exercise is not rejected, the Warrant Agent will obtain the Spot Rate and determine the Cash Settlement Value of the exercised Warrants in the manner described in the Warrant Agreement. Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner, the Warrant Agent will be responsible for making its payment available by treasurer's check or official bank check to the Depository on the second New York Business Day following an Exercise Date (the "Settlement Date"), all as provided in the Warrant Agreement, such payment to be in the amount of the aggregate Cash Settlement Value in respect of such exercised Warrants for which delivery has been accepted by the Warrant Agent; provided, if such second

__________

(3)  in the case of Put Warrants

(4)  in the case of Call Warrants

                                                                       EXHIBIT A
                                                                         Page 3


New York Business Day is a date on which banking institutions in [Foreign City] are authorized or required by law or executive order to close, the Settlement Date shall be the next succeeding New York Business Day on which banking institutions in [Foreign City] are not authorized or required by law or executive order to close. If any Depository Participant fails to deliver by 11:30 A.M., New York City time, on the Settlement Date the Warrants with respect to which it delivered a notice of exercise, such Depository Participant will be liable to the Company as provided in the notice of exercise and be subject to all of the provisions set forth therein and in the Warrant Agreement.

            The Warrant Agent will promptly cause its records to be marked to reduce the number of Unexercised Warrants evidenced by this Global Warrant Certificate by the number of Warrants transferred to the Warrant Agent's Depository Participant Account (No. ____) from time to time.

            All Warrants with respect to which no notice of exercise in good form has been received by the Warrant Agent by 3:00 P.M., New York City time, on the fifth New York Business Day preceding the earliest to occur of (i) the Expiration Date and (ii) the date on which the Warrants are delisted from or permanently suspended for trading on the [National Securities Exchange] (or any successor national securities exchange) and not accepted at the same time for listing on another national securities exchange, will be automatically exercised, without any required delivery of notice of exercise from the Depository Participant to the Warrant Agent, in the case of clause (i), as of the Expiration Date, or in the case of clause (ii), as of the date of such delisting or suspension. The Cash Settlement Value of such Warrants will be determined as provided above, except that, in the case of clause (i), the Spot Rate shall be the Spot Rate on the New York Business Day following the Expiration Date and, in the case of clause (ii), the Spot Rate shall be the Spot Rate on the New York Business Day following the date of such delisting or suspension. The Settlement Date with respect to such automatically exercised Warrants shall be the third New York Business Day following such Expiration Date or date of delisting or suspension, provided if such third New York Business Day is a date on which banking institutions in [Foreign City] are authorized or required by law or executive order to close, such Settlement Date shall be the next succeeding New York Business Day on which banking institutions in [Foreign City] are not authorized by law or executive order to close.

            The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary, subject to certain provisions of the Warrant Agreement, except that the Company and the Warrant Agent shall be entitled to rely on and act pursuant to instructions of Depository Participants as contemplated herein and in the Warrant Agreement.

            Subject to the terms of the Warrant Agreement, upon due presentment for registration of transfer of this Global Warrant Certificate at the principal corporate trust of the Warrant Agent in New York City, the Company shall execute and the Warrant Agent shall countersign and deliver in the name of the designated transferee a new Global Warrant

                                                                       EXHIBIT A
                                                                         Page 4


Certificate of like tenor and evidencing a like number of Unexercised Warrants as evidenced by this Global Warrant Certificate at the time of such registration of transfer shall be issued to the designated transferee in exchange for this Global Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

                                                                       EXHIBIT A
                                                                         Page 5


            This Global Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

            This Global Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                         J.P. MORGAN CHASE & CO.

                                         By:   _________________________________
[SEAL]                                         Title:

Dated:______________________________     By:   _________________________________
                                               Title:

Countersigned on the date above written:

[WARRANT AGENT],
 as warrant Agent

By:   ______________________________
      Authorized Officer

                                                                       EXHIBIT A
                                                                         Page 6


                 Form of Transfer of Global Warrant Certificate


[Warrant Agent], as Warrant Agent
[Address]
Attn:
(Telex:  _________________)

(Facsimile:  _____________)

            _____________________ the registered holder of the Global Warrant Certificate representing all unexercised J.P. Morgan Chase & Co. Currency [Put/Call] Warrants Expiring _______________________, hereby requests the transfer of such Global Warrant Certificate to ____________________.

Dated:____________________          NAME OF REGISTERED HOLDER]

                                    By:___________________________

                               Signature Guarantee

Authorized Signature____________________________________________________________

Name____________________________________________________________________________
                                 (Please print)

Name of Firm____________________________________________________________________

Address_________________________________________________________________________

       _________________________________________________________________________
                              (Including Zip Code)

Area Code and Telephone Number__________________________________________________

Dated:_____________

                                                                       EXHIBIT B
                                                                         Page 1


                     Form of Irrevocable Notice of Exercise


[Warrant Agent],
  as Warrant Agent
[Address]
Attention:
(Telex:  _________________)

(Facsimile:  _____________)

                        Re:   Exercise of Chemical Banking
                              Corporation
                              Currency [Put/Call] Warrants
                              Expiring ______________ ("Warrants")

            1. We refer to the Warrant Agreement dated as of __________________ (the "Warrant Agreement") between J.P. Morgan Chase & Co. (the "Company") and [Warrant Agent] (the "Warrant Agent"). On behalf of certain clients, each of whom is exercising no fewer than _______ Warrants and whose Warrants are held in our name, we hereby irrevocably exercise ___________________________ Warrants (the "Exercised Warrants"). We hereby certify that at the time this notice is delivered to you, we hold in our name on behalf of each such client a settled position of Warrants in an amount at least equal to the number of Warrants that we are hereby exercising on behalf of such client. We hereby acknowledge that this Irrevocable Notice of Exercise must be received by you by 3:00 P.M., New York City time, on the date hereof in order for the Exercise Date of the Exercised Warrants to be the next succeeding New York Business Day and that if this Irrevocable Notice of Exercise is received by you after 3:00 P.M., New York City time, the Exercise Date of the Exercised Warrants shall be the second succeeding New York Business Day.

            2. We hereby certify that we are a participant of The Depository Fund Company (the "Depository") with the present right to use and receive its services.

            3. We hereby agree to transfer such Warrants by 11:30 A.M., New York City time, on the second New York Business Day following the Exercise Date of the Exercised Warrants __________________________, (the "Settlement Date") to the Warrant Agent's Participant Account No. _____ (the "Warrant Account"); provided, if such second New York Business Day is a date on which banking institutions in [Foreign City] are authorized or required by law or executive order to close, the Settlement Date shall be the next succeeding New York Business Day on which banking institutions in [Foreign City] are not authorized by law or executive order to close. We hereby acknowledge that once we have delivered this Irrevocable Notice of Exercise to you in good form and you have been able to verify that we are a participant of the Depository in the manner and subject to the procedures set forth in the Warrant Agreement, we must transfer the Exercised Warrants by 11:30 A.M., New York City time, on the Settlement Date and, from and after the time this notice is delivered to you, we will not effect any transactions with respect to the Exercised Warrants except for the transfer to the Warrant Account of the Exercised Warrants on the Settlement Date. If you determine that this Irrevocable Notice of Exercise has not been duly completed, or is not in proper form, or you are unable to verify that we are a participant in the Depository as provided above, this Irrevocable Notice of Exercise will be void and of no effect and will be deemed not to have been delivered.

                                                                       EXHIBIT B
                                                                         Page 2


            4. We hereby agree to set forth in the comment field of the Miscellaneous Delivery Order to be processed through the Depository with respect to any transfer of the Exercised Warrants to the Warrant Account the transaction number assigned to this Irrevocable Notice of Exercise by you as specified in the Confirmation of Exercise that we will receive from you relating to this Irrevocable Notice of Exercise and acknowledge that our failure to so include such number may result in the rejection by you of any such transfer.

            5. We understand and agree that if we fail to transfer any of the Exercised Warrants by 11:30 A.M., New York City time, on the Settlement Date:
(i) we shall be held liable for any and all damages which may accrue to the Company in accordance with (a) the rules and procedures of the [National Securities Exchange] governing the Warrants (or any successor national securities exchange on which the Warrants are then listed; and (b) market custom and usage; (ii) the Company shall have the right at any time to purchase Warrants, on our behalf and at our expense, on the [National Securities Exchange], or such other national securities exchange on which the Warrants are then listed, in an amount equal to the number of Exercised Warrants that we failed to deliver, and to cause such Warrants to be delivered to the Warrant Account on our behalf in satisfaction of our delivery obligation hereunder;
(iii) unless you receive notice from the Company to the contrary, commencing at 1:00 P.M., New York City time, on the Settlement Date any attempt by us to deliver to the Warrant Account the Exercised Warrants that we fail to deliver on the Settlement Date may be rejected by you and we shall have no right to deliver such Exercised Warrants except as otherwise provided in the Warrant Agreement;
(iv) if the Company exercises its right described in clause (ii) above, then in addition to any amounts payable by us pursuant to clause (i) above, the cost incurred by the Company in purchasing the Warrants as described in clause (ii) above will be deducted from the Cash Settlement Value, if any, that we will receive with respect to the Exercise Warrants that we fail to deliver on the Settlement Date and that we will be liable to our client for, and agree to hold the Company and the Warrant Agent harmless against any liability resulting from, such deduction, and, if such costs exceeds such Cash Settlement Value, we will be obligated to pay (and hereby agree to pay) to the Company the amount of such excess, if any, (v) we will promptly pay to the Company any funds credited to our account in excess of the aggregate Cash Settlement Value of the Exercised Warrants that we fail to deliver to the Warrant Account by 11:30 A.M., New York City time, on the Settlement Date; (vi) if the Company exercises its right described in clause (ii) above, any amounts payable by us or to us will be paid directly by or to the Company and not through the Depository; (vii) if the Company does not exercise its rights described in clause (ii) above, then in addition to any amounts payable by us pursuant to clause (i) above, (a) we agree that at such time as transfer of the Warrants to which this Irrevocable Notice of Exercise relates is made, the Cash Settlement Value for such warrants will be determined in accordance with the Warrant Agreement as if such Warrants had been timely transferred as required in paragraph 3 above and (b) we will be obligated to pay (and hereby agree to pay promptly) to the Company any additional costs or expenses incurred by the Company caused by our failure to deliver any of the Exercised Warrants by 11:30 A.M., New York City time, on the Settlement Date; and (viii) we shall be held liable to our clients, and agree to hold the Company and the Warrant Agent harmless, for any and all claims and damages which may accrue to such clients with respect to such failure.

                                                                       EXHIBIT B
                                                                         Page 3


            Capitalized terms used herein and not defined have the meanings assigned thereto in the Warrant Agreement.

Dated:__________________, 200_
                                    [NAME OF DEPOSITORY PARTICIPANT]

                                    By:  ______________________________
                                          Authorized Signature
                                    [Address]
                                    Telephone:  _______________________
                                    Facsimile:  _______________________
                                    Participant
                                     Number:  _________________________

                                                                       EXHIBIT B
                                                                         Page 4


                            CONFIRMATION OF EXERCISE

            We hereby confirm receipt of your Irrevocable Notice of Exercise with respect to __________ Warrants (the "Exercised Warrants"), which Notice we have found to be duly completed and in proper form, and we have verified, in the manner provided in the Warrant Agreement, that you are a Depository Participant. The Exercise Date of the Exercised Warrants is _______________.

            The reference number assigned to your Irrevocable Notice of Exercise is _______________. This number must be included by you in the comment field to the Miscellaneous Delivery Order to be processed through the Depository in connection with any transfer of the Exercised Warrants to the Warrant Account. The failure to so include such number may result in the rejection by us of any such transfer.

            We hereby confirm that the total number of Warrants mentioned above (the "Exercised Warrants") have been exercised at a Spot Rate of ________ per U.S. $1.00 and that the aggregate Cash Settlement Value of U.S. $____________ (U.S. $___________ per Warrant) will be made available to The Depository Trust Company in the form of a treasurer's check or an official bank check for payment against transfer of Warrants, in New York Clearing House funds, two New York Business Days after the date hereof; provided if such second New York Business Day is a date on which banking institutions in [Foreign City] are authorized or required by law or executive order to close, the Settlement Date shall be the next succeeding New York Business Day on which banking institutions in [Foreign City] are not authorized by law or executive order to close.

            Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement, dated as of ____________ between J.P. Morgan Chase & Co. and [Warrant Agent], as Warrant Agent.

Dated:____________

[WARRANT AGENT],
  as Warrant Agent

By_______________________
    Authorized Officer

                                                                       EXHIBIT B
                                                                         Page 5


                               NOTICE OF REJECTION

            You are hereby notified that (check as appropriate)

      ( ) the notice of exercise delivered by you was determined by us not to have been duly completed,

      ( ) the notice of exercise delivered by you was determined by us not to have been in proper form,

      ( ) we were not able to verify that you are a participant of The Depository Trust Company in the manner, and pursuant to the procedures,

as set forth in the Warrant Agreement, dated as of ____________, between J.P. Morgan Chase & Co. and [Warrant Agent], as Warrant Agent. Accordingly, we have rejected your Irrevocable Notice of Exercise as being unsatisfactory as to form.


Dated: ____________
                              [WARRANT AGENT],
                                as Warrant Agent


                              By_________________________________
                                     Authorized Officer